Exhibit 99.1

Legal Opinion

15th Floor, Qiushi Building East Tower, Zizhu 7th Road, Futian District, Shenzhen, China

Postal Code:518040, （Tel）：（0755）82549336

To:

Lianhe Sowell International Group Ltd (the “Company”)

15th Floor, Sannuo Smart Building, No. 3388 Binhai Ave, Binhai Community,

Nanshan District, Shenzhen, China

Date:

Re: PRC Legal Opinion regarding Lianhe Sowell International Group Ltd

Dear Sirs or Madams:

We are lawyers qualified to practice in the People’s Republic of China (the “PRC” or “China”, which, for purposes of this legal opinion (the “Opinion”) only, does not include the Hong Kong Special Administrative Region, the Macao Special Administrative Region or Taiwan Region), and as such are qualified to issue this Opinion on the laws and regulations of the PRC effective as of the date hereof.

We have acted as PRC counsel to Lianhe Sowell International Group Ltd (the “Company”), a company incorporated under the laws of the Cayman Islands whose ordinary shares are currently listed and traded on the Nasdaq Capital Market, in connection with the Company’s proposed offering (the “Offering”) of the securities described in the Company’s registration statement on Form F-1 (Registration No. 333-[ ]), including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”).

In rendering this Opinion, we have carried out due diligence and examined the Registration Statement and such originals or copies, certified or otherwise identified to our satisfaction, of corporate records, agreements, certificates, approvals, Governmental Authorizations (as defined below) and other documents and instruments provided to us by the Company and the PRC Subsidiaries (as defined below), as we have considered necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”).

A. Definitions

The following terms as used in this Opinion are defined as follows:

(A)	“CSRC” means the China Securities Regulatory Commission.

(B)	“Governmental Agency” means any national, provincial or local governmental, regulatory or administrative authority, agency or commission in the PRC, or any court, tribunal or any other judicial or arbitral body in the PRC, or any body exercising, or entitled to exercise, any administrative, judicial, legislative, law enforcement, regulatory or taxing authority or power of a similar nature in the PRC.

(C)	“Governmental Authorization” means any license, approval, consent, waiver, order, sanction, certificate, authorization, filing, declaration, disclosure, registration, exemption, permission, endorsement, annual inspection, clearance, qualification or permit by, from or with any Governmental Agency pursuant to any PRC Laws.

(D)	“PRC Laws” means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available as of the date hereof.

(E)	“PRC Subsidiaries” means, collectively, the entities incorporated in the PRC and listed in Appendix A hereto, and each, a “PRC Subsidiary”.

(F)	“Cybersecurity Review Measures” means the Measures for Cybersecurity Review promulgated by the Cyberspace Administration of China (the “CAC”) and other competent authorities on December 28, 2021, which became effective on February 15, 2022.

(G)	“M&A Rules” means the Provisions on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (关于外国投资者并购境内企业的规定), which were promulgated on August 8, 2006 by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce (which has been merged into the State Administration for Market Regulation), the CSRC and the State Administration of Foreign Exchange, became effective on September 8, 2006, and were amended by the Ministry of Commerce on June 22, 2009.

(H)	“Trial Measures” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法), promulgated by the CSRC on February 17, 2023 and effective as of March 31, 2023.

(I)	“Prospectus” means the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings ascribed to them in the Registration Statement.

B. Assumptions

In reviewing the Documents and for the purpose of this Opinion, we have assumed that:

(1)	all signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(2)	each of the parties to the Documents, other than the PRC Subsidiaries, (i) if a legal person or other entity, is duly organized and validly existing in good standing under the laws of its jurisdiction of organization and/or incorporation, and (ii) if an individual, has full capacity for civil conduct, and each such party has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws applicable to it;

(3)	the Documents presented to us remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

(4)	all requested Documents have been provided to us and all information and factual statements provided to us by the Company and the PRC Subsidiaries in connection with this Opinion, including the statements set forth in the Documents, are true, accurate, complete and not misleading, and neither the Company nor any PRC Subsidiary has withheld anything that, if disclosed to us, would reasonably cause us to alter this Opinion in whole or in part;

(5)	all parties have duly executed, delivered and performed the Documents to which they are parties and will duly perform their obligations thereunder;

(6)	all consents, licenses, permits, approvals, exemptions or authorizations required by, and all required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC in connection with the transactions contemplated under the Registration Statement and the other Documents have been obtained or made, and are in full force and effect as of the date hereof;

(7)	all Governmental Authorizations and other official statements or documentation obtained by the Company or any PRC Subsidiary from any Governmental Agency have been obtained by lawful means in due course, and the Documents provided to us conform with those documents submitted to Governmental Agencies for such purposes;

(8)	all explanations and interpretations provided by officials of Governmental Agencies duly reflect the official position of the relevant Governmental Agencies and are complete, true and correct; and

(9)	the laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents have been complied with.

C. Opinions

Based on our review of the Documents, and subject to the Assumptions, the Qualifications (as defined below) and the disclosures contained in the Registration Statement, we are of the opinion that, as of the date hereof:

(1)	Corporate Structure. Except as disclosed in the Registration Statement, the ownership structure of the PRC Subsidiaries as set forth in the Registration Statement, both currently and immediately after giving effect to the Offering, will not result in any violation of any provision of PRC Laws in any material respect. Insofar as the description of such ownership structure in the Registration Statement relates to PRC Laws, such description is true and accurate in all material respects, and nothing has come to our attention, insofar as PRC Laws are concerned, that causes us to believe that any material matter has been omitted from such description that would make it misleading in any material respect. However, there are some uncertainties regarding the interpretation and application of PRC Laws, and there can be no assurance that the PRC government or any Governmental Agency will ultimately take a view that is consistent with our opinion stated above.

(2)	Taxation. The statements set forth in the Registration Statement under the caption “Taxation — People’s Republic of China Taxation,” insofar as such statements describe or summarize PRC tax laws, regulations and interpretations, are true and accurate in all material respects. To the extent that such statements set forth definitive legal conclusions under PRC tax laws and regulations, subject to the qualifications set forth therein and herein, such statements constitute our opinion as to such matters.

(3)	CSRC Filing. The Company has previously offered and listed securities on the Nasdaq Capital Market. Based on our understanding of the Trial Measures, the Offering constitutes a subsequent securities offering by the Company in the same overseas market in which the Company has previously offered and listed securities. Accordingly, pursuant to Article 16 of the Trial Measures, the Company is required to complete the applicable filing procedures with the CSRC within three working days after completion of the Offering, and such filing shall be made by the major PRC operating entity designated as the domestic responsible entity in accordance with the Trial Measures. The filing requirement under the Trial Measures is a filing requirement and does not constitute a pre-Offering approval requirement of the CSRC under the Trial Measures. This opinion regarding the filing requirement under the Trial Measures is separate from our opinion regarding CSRC approval under the M&A Rules set forth in paragraph (5) below.

(4)	Cybersecurity Review. The Cybersecurity Review Measures provide, among other things, that (i) a critical information infrastructure operator that purchases network products or services which affect or may affect national security shall apply for a cybersecurity review, (ii) data processing activities conducted by an online platform operator that affect or may affect national security may be subject to a cybersecurity review, and (iii) an online platform operator possessing personal information of more than one million users that seeks a listing in a foreign country must apply for a cybersecurity review. Based on the Company’s confirmations, neither the Company nor any PRC Subsidiary is a critical information infrastructure operator, and neither the Company nor any PRC Subsidiary possesses personal information of more than one million users. Accordingly, based on our understanding of the Cybersecurity Review Measures and the facts confirmed to us by the Company, neither the Company nor any PRC Subsidiary is required to submit an application for cybersecurity review in connection with the Offering under the mandatory filing requirements described above. However, the Cybersecurity Review Measures grant the relevant PRC regulatory authorities discretion to initiate a cybersecurity review where network products or services or data processing activities are considered to affect or potentially affect national security, and there can be no assurance that such authorities will not adopt an interpretation or take a view that differs from our opinion stated above.

(5)	M&A Rules. Based on our understanding of the provisions under PRC Laws, except as disclosed in the Registration Statement, and assuming that no offer, issuance or sale of the securities offered in the Offering has been or will be made directly or indirectly within the PRC, prior approval from the CSRC as contemplated under the M&A Rules is not required for the Offering. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any Governmental Agency will not take a view that is contrary to or otherwise different from our opinion stated herein. For the avoidance of doubt, the foregoing opinion regarding CSRC approval under the M&A Rules is separate from the CSRC filing requirement under the Trial Measures described in paragraph (3) above.

(6)	Recognition and Enforcement of Foreign Judgments. The recognition and enforcement of foreign court judgments in the PRC are governed by the Civil Procedure Law of the People’s Republic of China (the “PRC Civil Procedure Law”) and other applicable PRC procedural rules. Under the PRC Civil Procedure Law, a PRC court may recognize and enforce a legally effective foreign court judgment pursuant to an applicable international treaty concluded or acceded to by the PRC or on the basis of reciprocity, subject to the statutory grounds for refusal under PRC Law. The existence and application of reciprocity are subject to determination by the competent PRC court on a case-by-case basis. Accordingly, it remains uncertain whether, and on what basis, a PRC court would recognize and enforce a judgment rendered by a court in the United States or the Cayman Islands against the Company or its directors and officers.

D. Qualifications

Our opinions expressed above are subject to the following qualifications (the “Qualifications”):

(1)	Our opinions are limited to PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC, and we have assumed that no such other laws would affect our opinions expressed above;

(2)	PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof, and there is no guarantee that any such laws and regulations, or the interpretation, implementation or enforcement thereof, will not be changed, amended, revoked or replaced in the future with or without retrospective effect;

(3)	Our opinions are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in the PRC affecting creditors’ rights generally, and (ii) possible judicial or administrative actions or any PRC Laws affecting creditors’ rights;

(4)	Our opinions are subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interests, social ethics, national security, good faith, fair dealing and applicable statutes of limitation; (ii) any circumstance in connection with the formulation, execution or performance of any legal document that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercive or concealing illegal intentions with a lawful form; (iii) judicial or arbitral discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or the calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative, judicial or arbitral body in exercising its authority in the PRC;

(5)	This Opinion is issued based on our understanding of PRC Laws. For matters not explicitly provided under PRC Laws, the interpretation, implementation and application of the specific requirements under PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities;

(6)	The term “enforceable” or “enforceability” as used in this Opinion means that the obligations assumed by the relevant obligors under the relevant Documents are of a type which the courts of the PRC may enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their respective terms or that a particular remedy will be available in any particular circumstance;

(7)	As used in this Opinion, the expression “to the best of our knowledge after due inquiry” or similar language with reference to matters of fact refers to the current, actual knowledge of the attorneys of our firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereby. We may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates, confirmations and representations of responsible officers of the Company and the PRC Subsidiaries and of Governmental Agencies;

(8)	Unless otherwise expressly stated herein, we have not undertaken any independent investigation, search or other verification action to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the PRC Subsidiaries or from the rendering of this Opinion;

(9)	This Opinion is intended to be used in the context specifically referred to herein; each paragraph shall be construed as a whole and no part shall be extracted and referred to independently; and

(10)	This Opinion is strictly limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you or any other person of any facts, circumstances, events, developments or changes in PRC Laws that may hereafter be brought to our attention or occur and that may alter, affect or modify the opinions expressed herein.

This Opinion is delivered in our capacity as the Company’s PRC legal counsel solely for the purpose of and in connection with the Registration Statement filed with the SEC and may not be used for any other purpose without our prior written consent.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to our name under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Yours faithfully,

Guangdong Xinchu Law Firm

Appendix A

List of PRC Subsidiaries

1. Lianhe Sowell International Holdings (Hangzhou) Co., Ltd. (“Sowell Hangzhou”)

2. Lianhe Sowell International Holdings (Shenzhen) Co., Ltd. (“Sowell International”)

3. Lianhe Sowell Precision Machine (Hangzhou) Co., Ltd. (“Sowell Precision Hangzhou”)

4. Lianhe Sowell Precision Machine (Shenzhen) Co., Ltd. (“Sowell Precision Shenzhen”)

5. Shenzhen Sowell Technology Development Co., Ltd. (“Shenzhen Sowell”)

6. Hezhi Rongtong (Shenzhen) Technology Co., Ltd. (“Hezhi Rongtong”)

7. Shenzhen Sowell Digital Energy Technology Co., Ltd. (“Shenzhen Sowell Digital”)

8. Shenzhen Aiyin Digital Technology Co., Ltd. (“Shenzhen Aiyin”)

9. Suzhou Sowell Vision Technology Co., Ltd. (“Suzhou Sowell”)

10. Quzhou Lianhe Sowell Technology Co., Ltd. (“Quzhou Sowell”)

9